Exhibit 10.1

WRITTEN CONSENT TO ACTION WITHOUT A MEETTING
BY THE
BOARD OF DIRECTORS OF
AMERICAN RESOURCES CORPORATION

WHEREAS, in furtherance of the business strategy of American Resources Corporation, a Florida corporation (the “Company”), the board of directors has deemed it appropriate for the Company, pursuant to Fla. Stat. § 607.0821 (2012), to take the corporate action described herein without holding a meeting, the waiver and notice of which is unanimously acknowledged and agreed to by the Directors through their execution of this Written Consent to Action Without a Meeting (the “Written Consent”).

WHEREAS, the Company has received shareholder consents to action without a meeting pursuant to Section 607.0704 of the Florida Business Corporations Act, and such shareholders have exercised their rights collectively as the majority shareholders of the Company and have taken action to cause the Company to amend its articles of incorporation (the “Amendment”) to restate the amount of Series B Preferred Stock and include and/or amend the Series A and Series B Preferred Certificates of Designations; and

WHEREAS, the Board of Directors has ratified, approved, confirmed and adopted the proposed Amendment attached hereto as Exhibit “A”, as an act of the Company and will file the proposed Amendment with the Secretary of State’s office.

RESOLVED, that the Board of Directors hereby approves the proposed Amendment to eliminate the Series B Preferred Certificate of Designations with such approval to be conclusively evidenced by the Board of Directors execution of this Written Consent, as well as the preparation and execution of any and all other documents necessary to facilitate filing of the Amendment with the Secretary of State’s office.

RESOLVED, that the Board of Directors hereby approves the proposed Amendment to adopt the Series C Preferred Certificate of Designations with such approval to be conclusively evidenced by the Board of Directors execution of this Written Consent, as well as the preparation and execution of any and all other documents necessary to facilitate filing of the Amendment with the Secretary of State’s office.

RESOLVED, that the Board of Directors hereby approves the proposed Amendment to revise the Series A Preferred Certificate of Designations with such approval to be conclusively evidenced by the Board of Directors execution of this Written Consent, as well as the preparation and execution of any and all other documents necessary to facilitate filing of the Amendment with the Secretary of State’s office.

RESOLVED, that the Chairman of the Board, President/Chief Executive Officer, Treasurer, and Secretary of the Company hereby are, and each of them with the full authority to act without the others hereby is, authorized, in the name and on behalf of the Company and with the advice of counsel, to execute the Amendment and file the Amendment with the Secretary of State’s office.

RESOLVED, that the Chairman of the Board, President/Chief Executive Officer, the Treasurer, and the Secretary of the Company hereby are, and each of them with full authority to act without the others hereby is, authorized, on behalf of the Company and with the advice of counsel, to do or cause to be done all such acts or things and to sign and deliver, or cause to be signed and delivered, or file or cause to be filed, all such agreements, documents, instruments and certificates including, without limitation, any and all notices and certificates required or permitted to be given or made to facilitate execution of the Amendment and file same with the Secretary of State’s office, as any of such officer, in his discretion, may deem necessary, advisable or appropriate to effectuate or carry out the purposes and intent of the foregoing resolutions and to perform the obligations of the Company under all instruments executed on behalf of the Company in connection with the filing of the Amendment.

Dated to be effective as of November 8, 2018.

/s/ Mark C. Jensen
Mark C. Jensen,
Chairman of the Board of Directors

/s/ Thomas M. Sauve
Thomas M. Sauve, Director